FORM OF
                              AMENDED AND RESTATED
                         AGREEMENT OF PURCHASE AND SALE
                           FOR ACQUISITION TRANSITION

                               ARTICLE 1. PARTIES
                               ------------------


         101. The parties to this Agreement are  _______________________________
("Seller"), and __________________________, L.P., or its assigns ("Purchaser").



                      ARTICLE 2. PROPERTY TO BE PURCHASED
                      -----------------------------------

         201. In consideration of Ten Dollars ($10.00) cash in hand paid by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller, on the terms and conditions hereinafter set forth, that certain parcel(s) of land (the "Land") owned by Seller as identified and particularly described in Exhibit "A", attached hereto and incorporated herein by this reference, together with the following property: (a) all buildings, structures and other improvements located on the Land, and all fixtures and appurtenances thereto, (herein collectively called the "Improvements"); (b) all appliances and installed equipment owned by Seller, located at, on or in the Improvements or Land listed in Exhibit "B" attached hereto and incorporated herein by this reference (herein collectively called the "Equipment"); (c) any portion of the Land lying in the right-of-way of any alley, passageway, street, road, highway or avenue, proposed, open, or closed, adjoining all or any part of the Land and in any and all strips, gores and rights-of-way; (d) all riparian rights, hereditament, easements and other rights, privileges and immunities appurtenant to the Land; (e) all leases, rents and profits accruing with respect to the Land's Improvements and Equipment after the Closing; and (f) all of the Seller's right, title and interest in all transferable (to the extent, if any, such rights are transferable) intangible property of every nature whatsoever pertaining to the Land and Improvements, including without limitation, all the Service Agreements, licenses, permits, escrow deposits, contract rights, instruments, claims, chooses in action, building and property names and signs, property phone numbers, booklets, manuals and transferable utility contracts, but excluding all cash, bank accounts, utility deposits, and other revenues and income accruing prior to Closing. All of the foregoing real and personal property is hereinafter collectively called the "Property".



                           ARTICLE 3. PURCHASE PRICE
                            -------------------------

                  The Purchase Price for the Property shall be $____________ inclusive of all amounts owed to the existing first lienholder identified in Exhibit "A", with the cash portion being subject to all prorations and adjustments provided herein. The cash portion of the Purchase Price shall be paid as follows:

         301. On or prior to the Effective Date, Purchaser shall deposit in cash or by check, with Taylor, Covington & Smith, P.A., as agents for Mississippi Valley Title Insurance Company (the "Escrow Agent") the sum of $25,000.00 as earnest money deposit (the "Earnest Money"). Escrow Agent shall immediately deposit the Earnest Money in an interest bearing insured account acceptable to Purchaser. Escrow Agent shall hold and administer the Earnest Money in accordance with the terms and conditions of this Agreement. At Closing, Escrow Agent shall pay the Earnest Money to Seller and Purchaser shall receive a credit for said amount against the cash portion of the Purchase Price. The terms of the escrow arrangement shall be as described in Exhibit "D" attached hereto.

         302. The remainder of the Purchase Price, less the Earnest Money credited to Purchaser and the balance of the existing secured debt currently encumbering the Property as of the closing date in an amount not exceeding the amount set forth in Exhibit "A", shall be paid at Closing by (a) certified check drawn on a national or state bank, (b) cashier's check issued by a national or state bank, or (c) bank wire transfer. The Property shall be conveyed to Seller subject to the existing mortgage described herein on terms acceptable to Purchaser. Purchaser and Seller agree to execute all documents requested by the current lienholder of the Property and HUD to evidence a transfer of the Property subject to such debt. Purchaser and Seller agree to fully cooperate with HUD and the current lienholder to effectuate transfer of the Property subject to the existing lien described in Exhibit "A".



                  ARTICLE 4. CASH ADJUSTMENTS AND CLOSING COSTS
                  ---------------------------------------------

         401. The following items shall be apportioned between Seller and Purchaser as of 11:59 p.m. on the Closing Date or a date to be agreed upon by the parties, and the net amount of all such adjustments shall increase or decrease, as the case may be, the net amount payable by Purchaser to Seller at Closing pursuant to Section 302 hereof:

                  401.1 All rent paid, prepaid or collected by Seller with respect to any leases, rental agreements or occupancy agreements for the Property (collectively, the "Leases"), including, without limitation, those items described in Exhibit "C" attached hereto and incorporated herein by this reference, collected during the month of Closing. All unprorated rents for the period prior to closing belong to the Seller.

                  401.2 All real and personal property taxes and other taxes imposed on the ownership of the Property for the 1999 tax year. If 1999 taxes are unknown, said tax proration shall be estimated based on the taxes paid for the year 1998. All special assessments assessed prior to the Closing Date shall be paid by Seller. If taxes are prorated based on an estimate, and if actual 1999 taxes vary from the estimate, the parties shall re-prorate when the 1999 taxes become known. This re-proration obligation shall survive closing.

                  401.3 Utility charges, payable by the owner of the Property, including without limitation, water, sewer, electric, gas, telephone, trash removal, and garbage removal. To the extent practicable, the parties shall cooperate in seeking to obtain a transfer to the utility accounts on the Closing Date, with a full release of Seller. If any utility accounts are not transferred on the Closing Date, the parties shall cooperate in arranging for said transfer as soon as practicable after the Closing Date.

                  401.4 All charges under any and all contracts for goods and services furnished to the Property. If Purchaser does not choose to assume any of such contracts, Purchaser shall so inform Seller within fifteen (15) days of the Effective Date, in which event Seller shall cancel at Closing all contracts cancelable by their terms prior to Closing, and if not cancelable by their terms prior to Closing, Seller, at its option, may either (i) work out some mutual agreement with Purchaser, or (ii) terminate this Agreement. At Closing Seller and Purchaser shall execute an agreement in which each party indemnifies the other for any claims arising out of such assumed contracts, which, as to Seller's indemnity, shall be for the period through the date of Closing and which, as to Purchaser's indemnity, shall be for the period after Closing.

         402. Any item of income or expense required to be apportioned under this Article that for any reason is not apportioned at Closing shall be apportioned as soon thereafter as practicable. If any mutual mistake, including without limitation, any erroneous mathematical calculation, is made in any apportionment at Closing, Seller and Purchaser shall, promptly, correct said mistake and make any payment required to produce an accurate apportionment.

These obligations shall survive the Closing.

         403. Seller shall pay at Closing all recording costs for any release or title clearance documents and the State of Mississippi transfer or stamp tax. Purchaser shall pay the cost of recording the limited warranty deed. Each party shall be responsible for and shall pay its own attorneys' fees and expenses, together with any other costs and expenses incurred by a party and not specifically allocated herein.

         404. Seller acknowledges that Section 1445 of the Internal Revenue Code of 1986, as amended and applicable state laws (the "Codes") may require Purchaser to withhold a portion of the net proceeds payable to Seller at Closing unless Seller establishes to the satisfaction of counsel to Purchaser that withholding is not required under the Codes.

         405. At closing, Seller shall transfer and pay to Purchaser in good funds, or Purchaser shall receive a credit, for all tenant and pet security deposits or deposits collected by Seller applicable to all Leases described in Exhibit "C" as revised to take into account move-outs and new leases through closing.

         406. Purchaser shall purchase the balance of any tax and insurance escrow account or replacement reserve account established with Seller's first in priority secured lender as of the Closing from Seller provided such balances are transferred at closing.

         407. Seller shall provide, deliver and pay for the preparation and issuance of an Owner's title insurance commitment insuring the Purchaser for the full amount of the Purchase Price with no exceptions other than the Permitted Exceptions and including all endorsements as the Secretary of the United States Department of Housing and Urban Development may require as a condition of closing. Purchaser shall pay for the cost of any title insurance premiums.

         408. Each party shall be responsible for and pay its own attorney's fees in connection with this transaction.

         409. Purchaser shall pay to HUD the required fee for the processing of the Application for the Transfer of Physical Assets and all costs and expenses charged by the holder of the HUD insured loan for processing and granting its approval or consent to the transfer of the Property and the assumption of its loan.



                        ARTICLE 5. CLOSING DATE AND PLACE
                        ---------------------------------

         501. Unless extended in accordance with this Agreement, the Closing of this transaction shall take place on or before ten (10) days from Purchaser's receipt of the written consents required in Articles 902 and 903 for all of the entities listed in Exhibit "E", unless waived by Purchaser, and in accordance with the terms of this Agreement. The Closing date shall be set by the Purchaser upon no less than five (5) days prior notice to Seller from Purchaser. Closing shall occur at the offices of Taylor, Covington & Smith, 315 Tombigbee Street, Jackson, Mississippi 39201 or such other date and place as the parties may mutually agree.

         502. The Purchaser may extend the closing date for an additional thirty days by depositing additional earnest money in the amount of $25,000.00 with the Escrow Agent for such extension prior to the Closing Date.



                           ARTICLE 6. TITLE AND SURVEY
                           ---------------------------

         601. Seller shall convey to Purchaser by limited warranty deed good, marketable and insurable title to the Property free and clear of all liens, leases, encumbrances, tenants, encroachments, restrictions, covenants, assessments, charges, agreements, taxes and easements, except for the Permitted Title Exceptions determined in accordance with this Section 601. The Permitted Title Exceptions shall include only the following: (i) 1999 state, county and municipal ad valorem taxes on the Property which are a lien but not yet due and payable as of Closing; (ii) the Leases; (iii) easements for the maintenance of public utilities that serve and benefit the Property, and slope and right-of-way easements for adjacent public rights-of-way which do not affect the use or value of the Property; and (iv) the existing lien documents set forth in Exhibit "A" attached hereto provided that the amount secured thereunder does not exceed the amount set forth in Article 302; and (v) the exceptions listed in Schedule B of the Title Insurance Commitment previously furnished Purchaser, except for 1998 property taxes; however Permitted Title Exceptions shall not be deemed to include any matters occurring after the effective date of the aforesaid Title Insurance Commitment. Purchaser shall have the right to re-examine title to the Property on or immediately prior to the day of Closing. If such examination reveals any new defects or encumbrances, Purchaser may object thereto in writing on or before the date of Closing, and in such event Seller shall have up to five
(5) days thereafter to cure same or Purchaser may cancel this Agreement and receive a full return of its Earnest Money. Seller agrees that it shall not voluntarily encumber title to the Property after the date of final execution hereof.

         602. Seller has previously delivered to Purchaser, at Seller's expense, a survey of the Property prepared to ALTA\ACSM and HUD standards by a Mississippi registered land surveyor ("Purchaser's Survey"). At least ten (10) days prior to Closing, Seller shall furnish to Purchaser, at Seller's expense, an updated survey of the Property showing new exceptions appearing since the date of the Title Commitment referenced in Article 601(v).



              ARTICLE 7. REPRESENTATIONS AND WARRANTIES OF SELLER
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         As a material  inducement to Purchaser to enter into this Agreement and to consummate the transaction provided for herein, Seller hereby represents, warrants and agrees to Purchaser, as of the Contract Date as to the matters set forth below. At Closing, Seller shall again represent and warrant said matters.

         701. No service agreements or contracts exist as to the Property except as listed in Exhibit "B-1" attached hereto and incorporated herein by this reference.

         702. (a) Seller owns good, marketable, insurable, indefeasible fee simple title to the Property, subject only to the Permitted Title Exceptions, and is in undisputed and peaceful possession of the Property subject to the Leases; (b) no other Person claims or is entitled to possession of all or any portion of the Property except for the tenants pursuant to the Leases; and (c) there are no unpaid or unsatisfied security deeds, mortgages, claims of lien special assessments or bills for sewerage, water, street improvements, taxes or similar charges that constitute a lien against the Property or any of the Improvements, other than the Permitted Title Exceptions and other Encumbrances that Seller will release or cause to be released from the Property on or before Closing.

         703. There is no litigation (other than eviction proceedings commenced by Seller in which no counterclaims against Seller have been asserted), condemnation, zoning or administrative proceeding or real estate tax protest or proceeding pending or threatened against or affecting (a) Seller, which pertains to the Property, or (b) all or any part of the Property.

         704. Seller has not received any written notice, nor to the best of its knowledge any oral, or informal notice of (a) any alleged violation of any private covenant or legal requirement, including without limitation, applicable zoning laws, building codes, anti-pollution laws, health, safety and fire laws, sewerage laws, environmental laws or regulations or any covenant, condition or restriction affecting the Property; (b) any possible widening of any streets adjoining the Property; (c) any possible condemnation of all or any portion of the Property; or (d) any possible imposition of any special tax or assessment against all or any portion of the Property; (e) any lack or deficiency or surface or subsurface support relating to the Property or any portion thereof;
(f) the need or advisability of special flood or water damage insurance; or (g) any possible special assessments, increases in tax rates or insurance rates for all or any portion of the Property.

         705. To the best of Seller's knowledge: all utilities facilities, including, but not limited to, water, sanitary sewer, storm sewer, electricity, telephone, trash removal, and garbage removal are in good working order and good repair; all utilities services are available to said utilities facilities and operating for the benefit of the Property in such a manner and capacities as are necessary and appropriate for the operation of the Improvements for their present use at standard rates, without any requirement for the payment of any tap-on fees or other extraordinary charges.

         706. Seller has not received any written notice or to the best of its knowledge any oral or informal notice of any possible curtailment of any utility service supplied to the Property.

         707.  To  the  best  of  Seller's  knowledge,   the  Property  has  all
appurtenant easements that are necessary and appropriate (a) for the installation, maintenance and use of all necessary and appropriate facilities for water, sanitary sewer, storm sewer, electricity, gas, telephone services, trash disposal and garbage disposal and (b) to connect all said facilities to the appropriate sources of said services.

         708. To the best of Seller's knowledge, the Equipment and the Improvements and all portions thereof, including without limitation, all roofs, walls, windows, foundations, footings, columns, supports, joists, heating ventilating and cooling systems, electrical systems, plumbing systems, paving, and parking facilities, are in good order, repair and operating condition. Without limiting the generality of the foregoing sentence, to the best of Seller's knowledge (a) there is no termite or other pest infestation, dry rot or similar damage with respect to the improvements; (b) all of the improvements are water tight; (c) there is no subsistence or other soil condition that presently does or may in the future adversely affect the Property; and (d) Seller has no knowledge or any defects in the foregoing improvements.

         709. To the best of Seller's knowledge, there is legal access to the Property from public streets, and any and all curb cuts and similar permits or licenses necessary or appropriate to provide or facilitate such access have been properly issued and remain in full force and effect.

         710. Seller has not used any portion of the Land, and to Seller's knowledge, no portion of the Land has been used, as a landfill or dump.

         711. Seller knows of no underground petroleum tanks on the Property. Further, to the best of Seller's knowledge, the Property has not been used for the manufacture, storage, use or disposal of any hazardous, polluting, radioactive or other dangerous material or substance.

         712. Seller has the right, power and authority to enter into this Agreement, and the right, power and authority to convey the Property in accordance with the terms, provisions and conditions of this Agreement. The entry by Seller into this Agreement with Purchaser does not violate any other agreement relating to the Property regardless of whether Seller is a party thereto, and Seller is capable of complying with all the terms, provisions and conditions contained in this Agreement.

         713. The only lease agreements, occupancy agreements or other rental agreements with respect to the Property are the Leases identified in Exhibit "C", and the rentals, security deposits, terms and other conditions of the Leases as expressed in the rent roll described in Exhibit "C" attached hereto are true and accurate, except for any tenant subleases of which Seller has no knowledge. To the best of its knowledge, Seller is not in default of any of its obligations contained in the Leases, and except as otherwise disclosed to Purchaser in writing, no tenant under any Lease is currently in default of its obligations under its Lease. Seller has not collected any rent due with respect to the Leases except for the month during which the execution of this Agreement falls except as shown in Exhibit "C". Seller will make available to Purchaser for copying and inspection at the Property, copies of all of the Leases, and Seller represents and warrants that such documents are true, correct and full copies of each of the Leases and that no other modifications of the Leases exist, whether written or oral, formal or informal.

         714. Each of the Leases is fully assignable by Seller to Purchaser without approval by any tenant under the Leases.



                         ARTICLE 8. COVENANTS OF SELLER
                         ------------------------------

         801. Seller hereby covenants and agrees with Purchaser that, from the Contract Date until Closing, Seller shall: (a) maintain and operate the Property in substantially the same manner as previously operated by Seller; (b) maintain the Improvements in their current repair, working order and condition; (c) pay all expenses incurred in connection with the ownership, maintenance, repair and operation of the Property as and when they come due; (d) maintain, manage, insure and operate the Property and all portions thereof in compliance with any and all legal requirements and private covenants applicable thereto; (e) make all payments and perform all other obligations of Seller as and when required by all other encumbrances on the Property and the service agreements; (f) except due to a lessee's default maintain each of the Leases in full force and effect, and will not modify, amend, alter any of the Leases or waive any default by any tenant under each of the Leases; (g) perform each and every obligation of Seller under the terms of each of the Leases; (h) not collect any prepaid rent under the Leases for more than one month in advance of the current month.

         801(A). Seller hereby covenants and agrees with Purchaser that all appliances (air conditioners, refrigerators, stoves etc.) in place as of the Contract Date hereof shall be in operating order and in place on the Property as of the date of closing and if unoccupied at closing, the apartment shall be in rent ready condition and if not, then Purchaser shall be entitled to a credit of $150 per apartment unit for making the apartment unit rent ready, exclusive of the cost of replacing any non-turnkey damage and missing appliances for which Purchaser shall be entitled to an additional credit. For the purpose of this Agreement, "turnkey" shall mean cleaning and repainting the apartments and minor sheetrock and carpet repairs.

         802. Seller hereby covenants and agrees with Purchaser that, from the Contract Date until Closing, Seller shall not, without the prior written consent of Purchaser; (a) enter into any new lease affecting the Property not in the ordinary course of business and under no circumstance shall any lease or renewal have a lease term of less than six (6) months, nor more than twelve (12) months or have a rental rate not agreed to by the Purchaser and Seller; (b) terminate, modify, amend or supplement any of the Service Agreements; (c) place any Encumbrance on all or any portion of the Property; (d) terminate, modify, alter, or supplement any appurtenant easement or any of the Permitted Title Exceptions;
(e) engage in any transaction out of the ordinary course of business with respect to the Property or any portion thereof; (f) transfer, assign, convey or sell all or any portion of the Property; or (g) enter into encumbrance with respect to all or any portion of the Property.

         803. On the Effective Date, Seller shall make available for inspection and copying by Purchaser in one location mutually acceptable to the Purchaser and Seller and if the parties cannot agree, then at the offices of Taylor, Covington & Smith, P.A., true, correct, complete and legible copies of the following items which have not been previously delivered to Purchaser, including without limitation copies of all the following items which have come into existence on or after August 28, 1998:

                  803.1 All documents evidencing any and all portions of the Property that constitute intangible property.

                  803.2 All insurance policies maintained by Seller with respect to the Property.

                  803.3 All existing architectural plans and specifications pursuant to which the Improvements were constructed.

                  803.4 Any and all termite inspection reports and guarantees with respect to all or any portion of the Improvements, if Seller has any such reports or guaranties.

                  803.5 Any and all building permits, certificates of occupancy, zoning certificates, subdivision approvals and other material permits, licenses and approvals in Seller's possession required by any Government Authority in connection with the ownership, use, operation or maintenance of the Property.

                  803.6 All existing engineering studies, test results and reports with respect to the Land, the Improvements, or both, including without limitation, those relating to water, sewerage and drainage with respect to the existing Improvements and any possible future renovation, remodeling or additional development of the Property and planning, soil, hydrology, and similar studies relating to the Property.

                  803.7 Any and all material permits, licenses, reports or other similar documents in Seller's possession relating to compliance or noncompliance of the Property or any portion thereof with any and all applicable land use, zoning, building, fire, health, safety, environmental, subdivision, water quality air quality and sanitation laws, regulations and other similar types of control.

                  803.8    Copies of all 1996, 1997 and 1998 Property Tax bills.

                  803.9    All of the Leases.

                  803.10 All of the service agreements referenced in Section 701 hereunder.

                  803.11   1996, 1997, 1998 and year to date 1999 capital
improvement and deferred maintenance reports and evaluations and operating and year end operating statements for the Property.

                  803.12 All correspondence with the United States Department of Housing and Urban Development, including all physical and management reviews and inspection reports and replacement reserve draws and statements;

                  803.13. All loan documents for any indebtedness encumbering the Property or to be assumed by Purchaser at closing, including all regulatory agreements.

         804. Seller hereby covenants and agrees with Purchaser that, from the Contract Date until Closing, Seller shall maintain in full force and effect liability, fire and extended coverage insurance on the Property.

         805. Seller hereby covenants and agrees with Purchaser that, from the Effective Date until Closing, Purchaser and its agents, representatives and contractors, shall have the right to enter upon the Property at reasonable times for any lawful purpose, including without limitation, to make investigations, surveys, tests and studies, provided, however (a) Purchaser shall not interfere with the normal operation of the Property and the quiet enjoyment of the Tenant, and (b) Purchaser shall promptly pay for all work performed by order of Purchaser, its agents, representatives, or contractors with respect to the Property and shall not cause the creation of any lien with respect to the Property in favor of any Person, including without limitation, any contractor, subcontractor, materialmen, mechanic, surveyor, architect or laborer. Purchaser shall indemnify Seller from all claims, losses or damages as a result of the activities of Purchaser or its agents or representatives making inspections and tests on the Property.

         806. The debt owed to the first lienholder as identified in Exhibit "A" shall not exceed the amount set forth in Exhibit "A" as of the Closing Date and there are not presently and shall be no defaults pursuant to the mortgage documents identified in Exhibit "A" or otherwise associated with such debt.



          ARTICLE 9. CONDITIONS PRECEDENT FOR THE BENEFIT OF PURCHASER
          ------------------------------------------------------------

         Notwithstanding any other provision of this Agreement, Purchaser shall not be obligated to purchase the Property unless and until each and every of the following conditions precedent shall have been satisfied in full or waived by Purchaser. The conditions precedent referred to in this Article are:

         901. At Closing: (a) Purchaser shall have received all items required by this Agreement to be delivered by Seller at or prior to Closing; (b) there shall not exist any default, event of default, or event that with the passage of time, the giving of notice, or both, would constitute a default or event or default by Seller under this Agreement; and (c) each and every covenant, representation and warranty made by Seller in this Agreement shall be true and correct in all material respects.

         902. The Parties acknowledge that the Property is subject to a mortgage, insured by the United States Department of Housing and Urban
Development's ("HUD") as referred to in Exhibit "A". Purchaser's obligation under this Agreement to purchase the Property is made expressly subject to the following:

     (1) The Purchaser's receipt of written preliminary approval by HUD of the application for transfer of physical assets.

     (2) HUD issuing a Form 2530 clearance of the Purchaser and all of Purchaser's principals for whom HUD Form 2530 Clearance is required under HUD's regulations.

     (3) HUD issuing a Form 2530 clearance of CMS Multifamily II Partners and CMS Diversified Partners, LP, or such other entities as CMS may designate as a limited partner of the Purchaser, but only to the extent HUD requires such forms.

     (4) HUD agreeing in writing to a transfer of the Property subject to the existing first lien debt as identified in Exhibit "A" attached hereto on terms satisfactory to the Purchaser, including that the debt remain non-recourse.

Purchaser shall promptly, but not later than fourteen (14) days from the Effective Date, submit to HUD all information necessary to obtain the foregoing approvals and clearance and any approvals required in Section 903. If the foregoing conditions have not been satisfied within ninety (90) days of the Effective Date, or waived in writing by Purchaser, then Purchaser shall have the option of terminating this Agreement and having all Earnest Money returned to Purchaser immediately and neither party shall have any further rights under this Agreement. Notwithstanding the foregoing, Purchaser shall have the right to have this Agreement remain in full force and effect provided that the additional Earnest Money provided for in Article 502 has been paid in accordance therewith. If at the conclusion of this thirty (30) day extension period the conditions of this Article 902 has not been satisfied or waived in writing by Purchaser, then Purchaser shall have the right to terminate this Agreement and receive a full refund of its Earnest Money. Seller shall cooperate with Purchaser in obtaining all necessary consents and approval, including providing such information from its records and from its accounts and other professionals, and shall execute such documents and provide such information as may be required by the current lender or HUD in order to satisfy the requirements and conditions of this
Article 902.

         903. This Agreement is expressly conditioned upon preliminary approval by HUD of the transaction as set forth in Form HUD 92266, Application for Transfer of Physical Assets, and supporting documents submitted to HUD. No transfer of any interest in the project under this sale agreement shall be effective prior to such HUD approval. Purchaser will not take possession of the project nor assume benefits of project ownership prior to such approval by HUD. The Purchaser, his heirs, executors, administrators or assigns, shall have no right upon any breach by Seller hereunder to seek damages, directly or indirectly, from the FHA Project which is the subject of this transaction, including from any assets, rents, issues or profits thereof, and Purchaser shall have no right to effect a lien upon this project or the assets, rents, issues, or profits thereof.

         904. All of Purchaser's rights of termination hereunder are cumulative. In the event Purchaser terminates this Agreement prior to Closing for any reason, then Purchaser agrees to return all documents and written information furnished to Purchaser by Seller, its attorneys and agents and provide Seller with a sample copy of the HUD Form 92266, Application for Transfer of Physical Assets, and supporting documents, submitted by Purchaser to the United States Department of Housing and Urban Development in connection with this transaction for one of the properties listed on Exhibit "E" with any proprietary or confidential information redacted. Seller shall also have the right to purchase and receive an assignment of Purchaser's rights in and to all of the environmental studies and reports obtained by Purchaser on each of the Properties listed in Exhibit "E" by reimbursing Purchaser for the amount paid by it for such reports.



             ARTICLE 10. ITEMS TO BE DELIVERED BY SELLER AT CLOSING
             ------------------------------------------------------

         At Closing, Seller shall deliver to Purchaser:

         1001. A duly executed limited warranty deed and quitclaim deed, in form acceptable for recording and acceptable to HUD, conveying the Land and the Improvements, subject only to the Permitted Title Exceptions.

         1002. A duly executed limited warranty bill of sale assigning and transferring good and marketable title to Purchaser of all the Equipment subject only to the Permitted Title Exceptions and acceptable to HUD.

         1003. A duly executed assignment of all transferable warranties and guaranties, if any, of which Seller is the beneficiary with respect to any portion of the Property, to the extent, if any, such warranties and guarantees are transferable. Seller shall also deliver to Purchaser all originals of the warranties and guaranties assigned pursuant to this Section, to the extent that Seller has them in its possession or is able to obtain them prior to Closing.

         1004. A duly executed certificate with respect to the Codes stating, among other things, that Seller is not a foreign corporation or non-resident alien, as defined in the Codes and regulations issued pursuant thereto.

         1005. A duly executed affidavit of title with respect to the Property in form and substance reasonably satisfactory to Purchaser's Title Company for the purpose of marking the Title Commitment and issuing the Title Policy with an Effective Date on the Closing Date without exception for mechanic's or materialmen's liens, other statutory liens, or the rights of Persons in possession (except for those persons identified in Exhibit "C") together with all evidence of corporate or entity authority to deliver the documents required at the closing and to consummate the transaction contemplated by this Agreement.

         1006. Physical possession of all the Property subject to the rights of those persons identified in "Exhibit "C".

         1007. A duly executed Assignment of Leases and Rents transferring all of Seller's right, title and interest in and to all of the Leases. The form of the Assignment shall be acceptable to Purchaser and Purchaser's counsel, and shall contain an indemnification from Seller for all obligations of Seller under the Leases prior to the Closing Date and an indemnification from Purchaser for all obligations of Purchaser under the Leases after closing. The Assignment shall also contain a provision requiring Seller to turn over to Purchaser any rents collected under the Leases after the date of Closing.

         1008. A standard wood infestation\termite inspection report from a company acceptable to Purchaser and properly licensed in the State of Mississippi dated as of a date after the Effective Date stating that the improvements on the Property are free of active termite infestation. At the option of the Purchaser, Seller may be relieved of this obligation and Purchaser shall receive a credit for the Seller's cost of such report.

         1009. Such documents as Purchaser and Purchaser's counsel shall deem necessary to verify that all contractors and suppliers relating to the construction of the Improvements have no lien rights against the Property.

         10010. The originals of all items to be transferred to Purchaser prior to Closing in Seller's possession (e.g. tenant leases).

         10011. Such other instruments, documents, certificates, affidavits, closing statements or agreements reasonably requested by Purchaser's counsel, HUD and the current mortgage holder.

         10012. A cancellation of all service, maintenance, management and other goods and services contracts or services, including those identified in Exhibit "B-1", except to the extent specifically assumed by Purchaser as contemplated by
Article 401.4 or for which Seller has advised Purchaser in writing it will or cannot cancel by written notice within twenty one (21) days from the Contract Date.



            ARTICLE 11. ITEMS TO BE DELIVERED BY PURCHASER AT CLOSING
            ---------------------------------------------------------

         At Closing, Purchaser shall deliver to Seller the funds required to be paid pursuant to Section 302 and any other documents required of Purchaser by this Agreement and any assignment of Purchaser's rights under this Agreement.



                 ARTICLE 12. DAMAGE, DESTRUCTION OR CONDEMNATION
                 -----------------------------------------------

         1201. If prior to Closing there shall occur any damage or destruction to the Improvements by fire or other casualty, Seller shall give prompt written notice thereof to Purchaser and Purchaser shall have the option, in its sole judgment and discretion, (a) to receive an assignment at Closing of all insurance proceeds payable to Seller as a result of such damage or destruction, other than any proceeds representing loss of rental income prior to the closing which shall belong to Seller; or (b) to terminate this Agreement. If Purchaser elects to terminate this Agreement, Purchaser shall give written notice thereof to Seller and to Brokers within thirty (30) days after Purchaser shall have received written notice of such damage or destruction. If Purchaser does not give such notice within such time period, then Purchaser shall be conclusively deemed to have elected to proceed with the Closing, subject to receipt of the insurance proceeds described above, and shall not have any further right to terminate this Agreement as a result of such damage or destruction. All payments from loss of rent insurance for rent due or as prorated through the Closing Date shall belong to the Seller.

         1202. If, prior to Closing, there shall occur any Condemnation of the Property, Seller shall give prompt written notice thereof to Purchaser, and Purchaser shall have the option, in its sole judgment and discretion, either (a) to terminate this Agreement by giving written notice of termination within thirty (30) days after Purchaser shall have received written notice of such Condemnation; or (b) to complete the transaction provided for in this Agreement, in which event all Condemnation proceeds collected by Seller prior to Closing if any shall be credited against the Purchase Price and, at Closing, Seller shall assign to Purchaser any and all condemnation proceeds that have not been paid at that time. If Purchaser does not give such notice within such time period, then Purchaser shall be deemed to have conclusively elected to proceed with the Closing, subject to the receipt of assignment of condemnation proceeds as provided above, and shall have no further right to terminate this Agreement as a result of such condemnation.

         1203. Seller shall be obligated to perform up to $25,000 of remedial work to repair any termite damage and eradicate any termite infestation discovered during the Inspection Period through closing which work shall be completed prior to the Closing Date. If the cost of such work will exceed $25,000, then Seller may either elect to perform such work and complete it prior to the Closing Date, or it may terminate this Agreement upon written notice to Purchaser delivered not later than ten (10) days after receipt of the termite report, but in no event later than ten (10) days prior to the Closing Date, whereupon this Agreement shall terminate and Purchaser shall be entitled to the immediate return of all of its Earnest Money. If Seller fails to give written notice to the Purchaser, then it shall be deemed to have elected to make the repairs and proceed with the sale. If at the Closing Date, the repairs have not been completed then Seller shall escrow the unpaid cost of the required work with a title company designated by Purchaser until such time as the work has been completed in accordance with the terms of this Agreement.

                              ARTICLE 13. RESERVED
                              --------------------



                         ARTICLE 14. REMEDIES ON DEFAULT
                         -------------------------------

         1401. If Purchaser shall default in its performance of this Agreement, and such default shall continue uncured for more than fifteen (15) days after Purchaser shall have received written notice from Seller of said default, then, in such event, Seller shall have the option to terminate this Agreement by giving written notice of termination to Purchaser and Escrow Agent whereupon Escrow Agent shall pay to Seller all the Earnest Money being held by Escrow Agent, as liquidated damages, which shall be the sole remedy of Seller against Purchaser under this Agreement, Seller hereby expressly waiving any right to specific performance and to damages in excess of said liquidated amount. Seller and Purchaser hereby agree that if Purchaser should default under this Agreement, the amount of damages to Seller would be difficult, if not impossible, to determine, and such liquidated damages are just, fair and reasonable.

         1402. If Seller shall be in default in respect in its performance of this Agreement, and said default shall remain uncured for more than ten (10) days after Seller shall have received written notice thereof, then, in such event, Purchaser shall have the right to either: (A) seek specific performance; or (B) to terminate this Agreement, receive a complete return of all Earnest Money and receive liquidated damages of $25,000.00, Purchaser hereby expressly waiving any right to damages in excess of said liquidated amount. Seller and Purchaser hereby agree that if Seller should default under this Agreement, the amount of damages to Purchaser would be difficult, if not impossible, to determine, and such liquidated damages are just, fair and reasonable

         1403. If at closing, any entity listed in Exhibit "E" fails or refuses to close the sale of their property as listed in Exhibit "E" to Purchaser simultaneously with the closing of the Property, then Purchaser may terminate this Agreement at closing without notice and receive a full and complete return of all Earnest Money. If, at closing, any entity purchasing one of the apartment complexes listed in Exhibit "E" breaches its contract for sale and fails or refuses to close the purchase of such complex, then Seller may terminate this Agreement at Closing without notice and retain all Earnest Money as liquidated damages, notwithstanding any provision of this Contract to the contrary.



                              ARTICLE 15. RESERVED
                              --------------------



                     ARTICLE 16. OTHER TERMS AND CONDITIONS
                     --------------------------------------

         1601. Time is of the essence of each and every provision in this Agreement.

         1602.  All   representations,   warranties,   covenants,   indemnities,
agreements and obligations of Seller under this agreement shall survive the Closing for a period of twelve (12) months.

         1603. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective representatives, heirs, successors and assigns.

         1604. Any notice, or other communication (a "Notice") to be given to any party with respect to this Agreement may be given either by the party or its counsel and shall be deemed to have been properly sent and given when delivered by hand to the specific named individual or when sent by certified mail, return receipt requested or by same-day or overnight receipted courier service. If delivered by hand, a Notice shall be deemed to have been sent, given and received when actually received by the addressee. If sent by certified mail, a Notice shall be deemed to have been sent and given when properly deposited with the United States Postal Service with the proper address and postage paid therewith, and shall be deemed to have been received on the date of delivery or first date of refusal of delivery as shown by the return receipt. The addresses to which Notices shall be sent are:

         If to Seller:                      Heritage Properties
                                            16 Northtown Drive, Suite 200
                                            Jackson, Mississippi 39211
                                            Attn: James Carney

         With a copy to:                    Bobby Covington, Esq.
                                            Taylor, Covington & Smith
                                            315 Tombigbee Street
                                            Jackson, Mississippi 39201

         If to Purchaser:                   Vinings Holdings, Inc.
                                            3111 Paces Mill Road
                                            Suite A-200
                                            Atlanta, Georgia 30339
                                            Attn: Peter Anzo

         With a copy to:                    Schreeder, Wheeler & Flint, LLP
                                            Attention:  John A. Christy, Esq.
                                            1600 Candler Building
                                            127 Peachtree Street, N.E.
                                            Atlanta, Georgia  30303-1845

Each party shall have the right to change the address to which Notices to it are to be sent by giving written notice of said change to the other parties as provided in this Section.

         1605. This Agreement constitutes the sole and entire agreement between the parties hereto, and no modification, alteration, or amendment of this Agreement shall be binding unless signed by the party against whom such modification, alteration, or amendment is sought to be enforced. No representation, warranty, covenant, inducement or obligation not included in this Agreement shall be binding upon either party hereto.

         1606. This Agreement shall be governed by and construed in accordance with the laws of the state of Mississippi. If all or any portion of any provision of this Agreement shall be declared invalid or unenforceable under applicable law, then the performance of such portion shall be excused to the extent of such invalidity or unenforceability, but the remainder of this Agreement shall remain in full force and effect; provided, however, that if the excused performance of such unenforceable provision shall materially adversely affect the interest of either party, the party so affected shall have the right to terminate this Agreement by written notice thereof to the other party and Broker, whereupon this Agreement shall become null and void, except for those indemnities that are specified in this Agreement to survive the termination of this Agreement prior to Closing.

         1607. Whenever in this Agreement there is any reference to any article, section, or exhibit, unless the context shall clearly indicate otherwise, such reference shall be interpreted to refer to an article, section, or exhibit in or to this Agreement. Each exhibit referred to in this Agreement in the same manner as if it were restated verbatim herein. The titles and captions of the articles and sections of this Agreement are included for ease of reference only, are not intended to represent the full scope of the matters included or excluded from such provisions, and shall not be used to interpret this agreement or to construe the intent of the parties.

         1608. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same Agreement. It shall not be necessary that each party executes each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

         1609. The parties acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted. If any provision of this Agreement requires that action be taken on or before a particular date that falls on a day that is not a Business Day, the time for the taking of such action shall automatically be postponed until the next following Business Day.

         1610. All words and phrases used in this Agreement, including, without limitation, all defined words and phrases, regardless of the number or gender in which used, shall be deemed to include any other number or gender as may be reasonably required by the context. If Seller is designated in this Agreement to be more than one Person, then, in such event, each Person so designated shall be jointly and severally liable for all duties, obligations and liabilities of Seller.

         1611. This Agreement may be assigned by Purchaser to an affiliate of Purchaser or an entity organized by Purchaser without Seller's consent, provided that the assignee, as a condition of said assignment, shall assume all of the obligations of Purchaser pursuant to this Agreement and that such assignment shall not release Purchaser from its obligations hereunder.

         1612. If any act required by this Agreement must be taken on a Saturday, Sunday or legal holiday in the States of Georgia or Mississippi, then the time period for taking or performing such action shall be extended until the next business day.

         1613. The Purchaser shall reimburse the Seller for up to $5,000.00 of documented costs for the purchase of new computers by Seller after September 30, 1998, for use at the Property and which is included in the personalty to be conveyed at closing to Purchaser.

         1614. Purchaser's obligation to purchase the Property is expressly contingent on its having simultaneously purchased and closed the acquisition of the adjoining property owned by Bradford Place Apartments II, L.P., identified in Exhibit "E" attached hereto. If Purchaser does not close the acquisition of the property owned by Bradford Place Apartments II, L.P. simultaneously with the closing of the Property, then it may terminate and cancel this Agreement and receive a full return of its Earnest Money.

         1615. If Purchaser elects to terminate this Agreement on or prior to Closing, then Purchaser shall reimburse Seller for all of its direct out-of-pocket expenses paid to third parties in connection with providing all due diligence and other materials pursuant to this Agreement, provided, however, that the sum paid hereunder shall when aggregated with any sums paid pursuant to the Agreements for Sale and Purchase of the properties identified in Exhibit "E" shall not exceed $50,000.00.


                        ARTICLE 17. OFFER AND ACCEPTANCE
                        --------------------------------

         1701. Purchaser's execution of this Agreement is intended as a continuing offer by purchaser to purchase the property from Seller, in accordance with the terms hereof, until 5:00 P.M. on the seventh (7th) day after Purchaser executes and dates this Agreement. If Seller does not accept this offer by delivering to Escrow Agent an unaltered, executed copy of this agreement by that time, then this offer shall be deemed to have been revoked and withdrawn by Purchaser prior to Seller's acceptance.

         1702. This Agreement shall be retroactive to June 25, 1998; however, the Effective Date of this Agreement is the date on which the last party to this Agreement executes it and all parties listed on Exhibit "E" have executed and delivered agreements in a form acceptable to Seller for the sale of the properties listed on Exhibit "E" to Seller.

         1703. The Contract Date is the date on which the Purchaser executes it.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as on dates indicated by their signatures.

Signed, sealed and delivered       SELLING ENTITY
on the 17th day of February,

1999 in the presence of:

                                   By:/s/ James P. Carney
                                   -----------------------------
/s/ Brenda O. Perry
---------------------              Title: General Partner
Witness                            Date: February 17, 1999

/s/ Beatrice Lee Ratcliffe         [SEAL]
------------------------------
Notary Public


Signed, sealed and delivered       PURCHASER:
on the 15th day of February,

1999 in the presence of:           _______________________, L.P.
                                   By:Vinings Holdings, Inc.
                                      Its sole General Partner

                                   By:/s/ Stephanie A. Reed
                                   ------------------------------
                                   Stephanie Reed
/s/ Amanda A. Davis
--------------------------
Amanda A. Davis                    Title: Vice President
Witness                            Date:  February 17, 1999

/s/ Cynthia M. Samuels
---------------------------
Cynthia M. Samuels
Notary Public

[SEAL]

As to Article 301 only, Taylor, Covington & Smith, P.A. joins in this
Agreement.

                         Taylor, Covington & Smith, P.A.

/s/ Brenda O. Perry                         /s/ Bobby A. Covington
----------------------                      -------------------------
Brenda O. Perry                    By:      Bobby A. Covington
Witness                            Its:     Shareholder
                                   Date:    February 17, 1999
/s/ Beatrice Lee Ratcliffe
-------------------------
Beatrice Lee Ratcliffe
Notary Public

[SEAL]

Exhibit "A"- Property Description and First Lien Debt
Exhibit "B"- List of Equipment and Personal Property Exhibit
"B-1"-List of Service Contracts Exhibit

"C"- Rent Roll Exhibit
"D"- Escrow Conditions Exhibit
"E"- Other Properties


                      VININGS INVESTMENT PROPERTIES TRUST
           FORM OF AMENDED AND RESTATED AGREEMENT OF PURCHASE AND SALE
                    REVISED SCHEDULE OF MATERIAL DIFFERENCES
                       FOR PROPERTIES ACQUIRED MAY 1, 1999


--------------------------------------------------------------------------------------------------------------------------------

     Property                            Seller                            Purchaser                        Purchase
                                                                                                             Price
--------------------------------------------------------------------------------------------------------------------------------
Cottonwood Apartments           Cottonwood Apartments, LLC                  Cottonwood, L.P.                4,962,120
Delta Bluff Apartments          Delta Bluff Apartments, LLC                 Delta Bluff, L.P.               7,228,973
Foxgate Apartments              Foxgate Apartments and Racquet Club, LLC    Foxgate, L.P.                   7,622,024
Hampton House Apartments        Hampton House Apartments, LLC               Hampton House, L.P.             5,930,980
Heritage Place Apartments       Heritage Place Apartments, LLC              Heritage Place, L.P.            3,339,382
Northwood Place Apartments      Northwood Place Apartments Partnership      Northwood Place, L.P.           5,808,026
River Pointe Apartments         River Pointe Apartments, LLC                River Pointe, L.P.              7,228,973
Trace Ridge Apartments          Trace Ridge Apartments, L.L.C.              Trace Ridge, L.P.               5,544,918
--------------------------------------------------------------------------------------------------------------------------------